UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of Earliest Event Reported): March 6, 2009

INDUSTRIAL ENTERPRISES OF AMERICA, INC.

(Exact Name of Registrant as Specified in its Charter)

NEVADA	001-32881	13-3963499
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

651 HOLIDAY DRIVE, SUITE 300, PITTSBURGH, PENNSYLVANIA 15220

(Address of principal executive offices and zip code)

(412) 928-2056

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 1.03	Bankruptcy or Receivership.

On May 1, 2009, Industrial Enterprises of America, Inc., a Nevada corporation (the “Company”), filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware in Wilmington, under Case No. 09-11508. On April 30, 2009, Pitt Penn Holding Co., Inc. (“PPH”), a Delaware Corporation, and Pitt Penn Oil Co., LLC (“PPO”), an Ohio limited liability company, each filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware in Wilmington, under Case Nos. 09-11475 and 09-11476. On May 4, 2009, EMC Packaging, Inc. (“EMC”), a Delaware corporation, filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware in Wilmington, under Case No. 09-11524. On May 6, 2009, Unifide Industries, Limited Liability Company (“Unified”), a New Jersey limited liability company, and Today’s Way Manufacturing LLC (“Today’s Way”), a New Jersey limited liability company, each filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware in Wilmington, under Case Nos. 09-11587 and 09-11586. PPH, PPO, EMC, Unified, and Today’s Way are each subsidiaries (the “subsidiaries”) of the Company.

The Company and the subsidiaries have sought the protection of the Bankruptcy Code. The purpose of the bankruptcy is to reorganize the company so that it can operate profitably and resolve issues with our creditors. This endeavor includes, but is not limited to, integrating corporate governance and accounting, gathering the books and records of the Company and the subsidiaries, arranging financing for operations going forward, and assessing corporate assets and liabilities.

The Company and its subsidiaries intend to continue to manage their properties and operate their businesses as “debtors-in-possession” under the jurisdiction of the bankruptcy court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the bankruptcy court.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

New Management

On March 6, 2008, the Company received a conditional resignation as the Company’s chief executive officer, James W. Margulies, to be effective March 9, 2008. On March 18, 2008, the Company’s Board of Directors accepted the resignation of Mr. Margulies as a director, chief executive officer and chief financial officer. The resignation letter did not indicate any disagreement with the company’s operations, policies or practices. Mr. Margulies offered to continue to assist the Company in the completion of the June 2007 filing on Form 10-K, if requested.

In conjunction with the reorganization in bankruptcy, the Company and the subsidiaries have undergone a comprehensive management change. On April 30, 2009, Robert L. Renck, Jr. accepted an appointment as a member of the Company’s Board of Directors and accepted the position of President and Chief Executive Officer of the Company. On May 1, 2009, the Company appointed Mike Dignazio as the Company’s Chief Financial Officer and Vice President of Finance. On May 8, 2009, John A. Ward, III accepted an appointment as a member of the Company’s Board of Directors

Mr. Renck has served as a member of the Board of PPH and also as its President and Chief Executive officer since September 12, 2008. On September 18, 2008, Mr. Renck was appointed as President and CEO of EMC. Subsequent to the formation of a Governance Committee by the Independent member of the Board of IEAM, Mr. Renck became a member of that committee on October 20, 2008.

Mr. Renck is the founder, Chairman, President and Chief Executive Officer of R.L. Renck & Co., Inc. He also serves as managing partner of R.L. Renck & Co., L.P. and SCF Partners L.P. Mr. Renck is also the Managing Member of 9 Dot Solutions LLC and Renck Research LLC. In 1989, while still serving as Chief Executive Officer of R.L. Renck & Co., Inc., Mr. Renck also served as Chief Investment Officer and Chairman of the Stock Selection Committee at Acorn Asset Management. Prior to opening his own firm in 1983, Mr. Renck held various positions at several financial services firms during a career in the financial services industry that spans in excess of 40 years.

Mr. Dignazio joined the Company in October 2007. Mr. Dignazio is currently the Corporate Secretary of IEAM and all of its subsidiaries. He is also the VP Finance of PPH, PPO, and EMC. Mr. Dignazio is a senior financial executive with over 15 years of diversified financial experience, including positions in internal audit at Mellon Bank, several years in public accounting as an auditor with a regional certified public accounting firm, and as a financial analyst.

John A. Ward, III has served as a member of the board of PPH since September 12, 2008. Subsequent to the formation of a Governance Committee by the independent member of the Board of IEAM, Mr. Ward became a member of that committee on October 20, 2008.

Mr. Ward was the Chief Executive Officer of Innovative Card Technologies, Inc. from August 15, 2006 until September 21, 2007, and was the interim Chief Executive Officer of Doral Financial Corporation from September 15, 2005 until August 15, 2006. Previously, Mr. Ward was the Chairman and Chief Executive Officer of American Express Bank from January 1996 until September 2000, and President of Travelers Cheque Group from April 1997 until September 2000. Mr. Ward joined American Express following a 27-year career at Chase Manhattan Bank, during which he held various senior posts in the United States, Europe and Japan. His last position at Chase was that of Chief Executive Officer of ChaseBankCard Services, which he held from 1993 until 1995. Presently serves as a director of Primus Guaranty, Ltd and MKTG.

Item 8.01	Other Events.

Operations

As described previously in a form 8K filed on September 10, 2008, the company had decided to reorganize its structure by transferring its interest in Unifide, LLC, Today’s Way and EMC to PPH and making them wholly-owned subsidiaries of PPH rather than parent. That change was not completed because of potential creditor objections and they remain direct subsidiaries of IEAM.

1.	Books and Records

Under new management, the Company has been conducting an ongoing review of the financial records and the books and records of subsidiaries and parent. As part of this review, the Company has been endeavoring to gather and analyze the books and records from various sources.

To date, the Company’s review has focused upon the intracompany transactions and the issuance of the Company’s securities pursuant to certain agreements between the Company and the subsidiaries and various consultants.

2.	Litigation

The Company is managing various litigations involving the Company and the subsidiaries in various courts throughout the country. These litigations fall into three basic categories: abandoned by prior management, contested, and bankruptcy-related.

The abandoned or undefended actions by prior management include:

The defense of certain lawsuits was effectively abandoned by prior management after the withdrawal of representation by a law firm as of December 14, 2007,

a. Zyskind Action

In 2004, Beryl Zyskind loaned the Company a total of $100,000. This loan was memorialized in four notes. Each note was convertible into the Company’s common stock. Zyskind alleges that the Company refused to comply with the terms of the notes, and refused to convert them into the Company’s common stock. Zyskind therefore filed a lawsuit captioned Zyskind v. Industrial Enterprises of America, Inc., New York County, NY Supreme Court Index No. 602523/2006. On March 3, 2009, the Court entered an order awarding Zyskind 121,500,280 shares of the Company’s common stock, along with approximately $8.3 million in cash. The Company has sought reargument of the March 3, 2009 Order because, inter alia, the Company believes that Zyskind could not have recovered more than $1,314,955.70 under the terms of the notes. The Company has also filed an appeal.

b. Goldknopf Action

The Company was named as a defendant in an action brought in the 157th Judicial District Court of Harris County, Texas, which trial occurred on April 7, 2009. The case is captioned Ira L. Goldknopf vs. Industrial Enterprises of America, Inc., John Mazzuto, Regal Partners, Inc. and Crawford Shaw. Following the trial, the court award judgment for Goldknopf and against the Company as follows: (i) Goldknopf was awarded $365,492.12 in past due principal and interest on a note executed by the Company to Goldknopf; (ii) Goldknopf was awarded $113,427.91 on credit card charges Goldknopf had paid or still owes that had not been reimbursed by the Company; (iii) Goldknopf was awarded $6,000 for payments made on a loan owed by the Company; (iv) the court found that Goldknopf was entitled to reimbursement for any amounts he may pay in the future on the foregoing loan; and (v) Goldknopf was awarded attorney fees of which $22,500 was awarded against the Company.

c. Margulis Action

On February 27, 2008, Barry Margulis filed suit against the Company in the New York Supreme Court, County of New York, seeking approximately $848,408 on a promissory note. After settlement talks failed, the Company did not contest this suit. The court granted Mr. Margulis a default judgment on June 4, 2008, in the amount of $853,834.76.

Contested litigation:

a. Trinity Bui Action

On January 23, 2008, Trinity Bui and her investment company filed suit in United States District Court, Southern District of New York, against the Company, Beckstead and Watts, LLP, John Mazzuto, James Margulies, Dennis O’Neill, and Jorge Yepes in connection with certain securities of the Company issued to Trinity Bui’s investment company, seeking approximately $2.5 million in damages. The Company, James Margulies, and Dennis O’Neill filed a motion to dismiss on May 9, 2008, which was later joined by John Mazzuto. Trinity Bui filed an amended complaint on or about October 31, 2008, to which the court applied the previously-filed motions to dismiss. On January 15, 2009, the court granted the motion to dismiss the amended complaint with prejudice as to the Company, James Margulies, Dennis O’Neill, and James Mazzuto, dismissed the complaint without prejudice as to the other defendants, and directed the clerk of the court to close the case.

b. Black Nickel Actions

On April 30, 2008, Black Nickel Vision Fund, LLC (“Black Nickel”) filed suit against the Company in the New York Supreme Court, Count of New York, for alleged breaches of a Loan and Purchase Agreement, seeking the issuance of 1,500,000 shares of Company common stock plus $750,000 plus interest. The Company subsequently issued 1,500,000 shares of common stock to Black Nickel on or about May 12, 2008. Black Nickel then moved for summary judgment on July 3, 2008. The Company opposed the motion for summary judgment.

On August 15, 2008, Black Nickel filed a second suit against the Company and Sovereign Bank in the New York Supreme Court, Count of New York, for specific performance of certain provisions of a note issued in connection with the Loan and Purchase Agreement. Black Nickel subsequently brought a motion by order to show cause seeking a preliminary injunction enjoining the Company from further encumbering the manufacturing facility in East Deer Township, Pennsylvania. The Company and Sovereign Bank opposed the motion for a preliminary injunction, and Sovereign Bank subsequently brought a motion to dismiss as to Sovereign Bank.

On February 10, 2009, the court issued decisions in both Black Nickel lawsuits. As to the first suit, the court denied Black Nickel’s motion for summary judgment. As to the second suit, the court denied Black Nickel’s motion for a preliminary injunction, and granted Sovereign Bank’s motion to dismiss. Black Nickel has filed a notice of appeal as to the court’s dismissal of Sovereign Bank. On April 14, 2009, the court referred both Black Nickel suits to a mediator assigned by the Alternative Dispute Resolution Program of the Commercial Division. The Company believes that it has adequate defenses to both Black Nickel suits and is vigorously defending these matters.

c. EMC New Jersey Litigation

The Company, along with its subsidiary EMC Packaging, Inc. (“EMC”), is named as a defendant in an action for breach of an employment agreement (against EMC only), replevin and conversion. The action was filed and is currently pending in the Superior Court of the State of New Jersey, Ocean County. EMC has filed counterclaims and third-party claims. The case is captioned Cannan et al. v. EMC Packaging Inc. et al., Docket No. OCN-L-3559-08. In their complaint, the plaintiffs, George Cannan and EMC Aerosol LLC, seek possession of certain cylinders of refrigerant gas which they claim to have purchased from EMC for a total purchase price of $450,000, which was paid to the Company. Plaintiffs alternatively seek money damages against EMC and the Company. EMC and the Company deny that the Plaintiffs are entitled to either these cylinders or money damages. EMC is currently enjoined from transferring or removing any of the remaining cylinders from their warehouse location, unless EMC deposits in escrow, a specified sum per cylinder sought to be transferred or removed. Plaintiff George Cannan is a former employee and officer of EMC and the complaint includes a wrongful termination claim brought on his behalf against EMC. EMC denies all liability for that claim and maintains that Mr. Cannan was an at-will employee who was nevertheless terminated for cause under his written employment agreement. EMC has filed counterclaims against Plaintiffs and third-party claims against another former employee and officer, Caroline Costante, as well as EMC’s former landlord, JS Realty LLC (owned by Mr. Cannan and Ms. Costante) and Mr. Cannan’s two children, George Cannan, Jr. and Stacy Cannan. Those claims include claims of fraud, breach of fiduciary duty, conversion, breach of employment agreements and unjust enrichment. The Company and EMC are vigorously defending the action and pursuing EMC’s claims. The action is still in the early stages of discovery.

d. Securities Class Action

The Company was named as a defendant in a securities law class action brought in the federal court for the Southern District of New York in November 2007. The case is captioned Mallozzi v. Industrial Enterprises of America, Inc., et al., Case No.: 07- CV-10321. The case was filed by a purported class of persons who purchased the Company’s common stock during the period December 4, 2006 through November 7, 2007. Plaintiffs allege that the Company and its co-defendants (several of the Company’s officers who are no longer with the Company) made fraudulent misrepresentations and omissions about the Company’s financial condition that caused the plaintiffs to purchase the Company’s stock and to suffer damages. The Company filed a motion to dismiss those claims, and prior to a Court ruling on the motion to dismiss, the parties agreed to settle the case for $3.8 million, with the proceeds of the settlement being paid to plaintiffs by the Company’s insurer. On April 16, 2009, the Southern District of New York preliminarily approved that settlement and directed that notice of the settlement be sent to class members. A final hearing on the proposed settlement is presently scheduled for July 29, 2009. On May 1, 2009, the Company filed for bankruptcy under Chapter 11 of the Federal Bankruptcy Code.

Bankruptcy Litigation:

The Company is in active litigation against GSL of Ill., LLC (“GSL”), an entity which purports to be a secured creditor of the Company and PPO. GSL previously filed a replevin action in Pennsylvania state court. The relief obtained by GSL in that Pennsylvania state court action, the manner in which GSL and related parties have pursued such relief, and GSL’s conduct post-filing by the Company are currently being litigated before the bankruptcy court.

3.	Cooperation with Regulatory Authority/Law Enforcement

In or about February 2008, the Company received a request to provide voluntary information from the United States Securities and Exchange Commission (the “SEC”). The SEC’s request related, in part, to certain “Bill and Hold” transactions and the accounting treatment provided by prior management therefore (see prior disclosures dated October 15, 2007 and November 7, 2007). The Company has been cooperating fully and to the best of its ability with this request and voluntarily providing information. It is the express policy of the Company to cooperate fully with any and all appropriate inquiries by regulatory authorities.

On or about April 27, 2009, the Company received a Grand Jury subpoena from the New York County (N.Y.) District Attorney’s Office (the “Manhattan DA”) seeking documents and records relating to a broad range of the Company’s finances and issuances of securities. The Company is endeavoring to comply with the subpoena and the Manhattan DA fully. It is the express policy of the Company to cooperate to the fullest extent appropriate with law enforcement.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL ENTERPRISES OF AMERICA, INC.

Date: May 29, 2009	By:	/s/ Robert L. Renck, Jr.
Robert L. Renck, Jr.
President and Chief Executive Officer